UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): June 28, 2005

                            ALEXANDER & BALDWIN, INC.
             (Exact name of registrant as specified in its charter)


           Hawaii                          0-565                99-0032630
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
-------------------------------   ------------------------   ----------------
       incorporation)                                        Identification No.)
       --------------                                        -------------------

                       822 Bishop Street, P. O. Box 3440
                            Honolulu, Hawaii 96801
                            ----------------------
              (Address of principal executive office and zip code)

                                 (808) 525-6611
                                 --------------
              (Registrant's telephone number, including area code)

                                  Not Applicable
                                  --------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

 _
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 _
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 _
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 _
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement
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         On June 28, 2005, Matson Navigation Company, Inc. ("Matson"), a wholly owned subsidiary of Alexander & Baldwin, Inc. ("A&B"), entered into a $105 million 10-year Senior Secured Reducing Revolving Credit Facility (the "Facility") with DnB NOR Bank ASA ("DnB NOR"), attached hereto as Exhibit 10.1. The funds borrowed under the Facility will be used in connection with Matson's purchase of a new containership, the MV Maunalei, for which Matson expects to take delivery during the second quarter of 2006.

         The MV Maunalei is the second of two containerships that Matson, in February 2005, agreed to purchase from the Kvaerner Philadelphia Shipyard, Inc. ("Kvaerner") at a price of $144.4 million each. The Kvaerner contracts were described in the Company's Form 8-K dated February 24, 2005 and filed with the Securities and Exchange Commission on February 25, 2005. The financing for the first vessel, the MV Manulani, was described in a Form 8-K dated May 19, 2005 and filed with the Securities and Exchange Commission on May 25, 2005.

         The Facility provides for a 10-year commitment upon execution of the agreement. Funding, however, will not occur until delivery of the MV Maunalei in June 2006. The initial borrowing, upon delivery of the vessel, will be no more than the lesser of $105 million or 75 percent of the total delivered cost of the vessel. The maximum amount that can be drawn on the Facility declines in eight annual commitment reductions of $10.5 million each, commencing on the second anniversary of the closing date.

         Although the entire $105 million could be drawn in 2006, concurrent with the delivery of the MV Maunalei, Matson may choose initially to draw a lesser amount. Matson may also re-borrow up to the maximum permitted by the Facility, as described above. Amounts borrowed under the Facility will bear interest at the one-, three-, six-, or twelve-month London Interbank Offered Rate ("LIBOR"), at Matson's option, plus 0.375 percent for the first five years or plus 0.450 percent for the second five years.

         Matson's principal financial covenants include:

         a) Maintaining a minimum net worth of the greater of $250 million or 65 percent of Matson's shareholders' equity as of the end of the prior fiscal year.
         b) Matson's working capital must remain positive.
         c) Funded debt to Matson's net worth may not exceed 200 percent.

         The Facility allows DnB NOR to place all or portions of the balances with lenders that are acceptable to Matson and requires the application of amounts received upon the sale of the MV Maunalei to the then-outstanding balances. If the amounts received upon the sale of the vessel are not sufficient to satisfy the outstanding balances, the shortfall would be due in a balloon payment.

         The Facility is secured by a first preferred mortgage on the MV Maunalei and also includes an assignment of the vessel's earnings and insurances. The form of these three agreements, which will be executed upon funding of the Facility and delivery of the vessel, are included in Exhibit 10.1 of this Form 8-K as Exhibits B, C and D, respectively, to the Facility.

         If Matson ceases to be a wholly owned subsidiary of A&B, the Facility provides for additional financial covenants. Neither A&B nor Matson have any other loans with DnB NOR.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
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Off-Balance Sheet Arrangement of a Registrant
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         The information set forth under Item 1.01 is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits
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         (c) Exhibits

             10.1 Senior Secured Reducing Revolving Credit Agreement between Matson Navigation Company, Inc. and DnB NOR Bank ASA dated June 28, 2005.



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                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 28, 2005


                            ALEXANDER & BALDWIN, INC.


                            /s/ Christopher J. Benjamin
                            -------------------------------------------
                            Christopher J. Benjamin
                            Vice President and Chief Financial Officer